                           HUMAN GENOME SCIENCES, INC.

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD DECEMBER 16, 1999

To the Stockholders of Human Genome Sciences, Inc.:

           NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders (the "Special Meeting") of Human Genome Sciences, Inc., a Delaware corporation (the "Company"), will be held at the Marriott Hotels & Resorts, Washingtonian Center, 9751 Washingtonian Boulevard, Gaithersburg, Maryland 20878, on Thursday, December 16, 1999, at 9:00 a.m., local time, for the following purposes:

           1. To consider and vote upon a proposed amendment to the Company's Restated Certificate of Incorporation (Fifth) to increase the Company's authorized common stock from 50,000,000 shares to 250,000,000 shares and to increase the Company's authorized preferred stock from 1,000,000 shares to 20,000,000 shares.

           2. To act upon any other matter which may properly come before the Special Meeting or any adjournment thereof.

           The Board of Directors of the Company has fixed the close of business on November 5, 1999 as the record date for determining stockholders of the Company entitled to notice of and to vote at the Special Meeting. A list of the stockholders as of the record date will be available for inspection by stockholders at the Company's corporate headquarters during business hours for a period of ten days prior to the Special Meeting.

           Your attention is directed to the attached Proxy Statement.

                                             By Order of the Board of Directors,



                                             James H. Davis, Secretary

Rockville, Maryland
November 12, 1999

           EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                           HUMAN GENOME SCIENCES, INC.
                              9410 KEY WEST AVENUE
                         ROCKVILLE, MARYLAND 20850-3338

                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

           This Proxy Statement is being furnished to stockholders of Human Genome Sciences, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Special Meeting of Stockholders (the "Special Meeting"), to be held at the Marriott Hotels & Resorts, Washingtonian Center, 9751 Washingtonian Boulevard, Gaithersburg, Maryland 20878, on Thursday, December 16, 1999, at 9:00 a.m., local time, and at any adjournments thereof.

SOLICITATION

           The solicitation is being made primarily by the use of the mails, but directors, officers, and employees also may engage in the solicitation of proxies by telephone. The cost of soliciting proxies will be borne by the Company, and no compensation will be paid by the Company in connection with the solicitation of proxies, except that the Company may reimburse the brokers, custodians, nominees, and other record holders for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners.

           This Proxy Statement and the accompanying form of proxy are being sent to stockholders on or about November 12, 1999.

REVOCATION OF PROXIES

           A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the Special Meeting.

QUORUM AND VOTING REQUIREMENTS

           The close of business on November 5, 1999 has been fixed by the Board of Directors of the Company as the record date (the "Record Date") for determining the stockholders of the Company entitled to notice of and to vote at the Special Meeting. On the Record Date, there were ____________ shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), issued and outstanding and no shares of the Company's preferred stock, $0.01 par value per share (the "Preferred Stock"), outstanding. The presence at the Special Meeting, in person or by a proxy relating to any matter to be acted upon at the Special Meeting, of a majority of the outstanding shares is necessary to constitute a quorum for the Special Meeting. Each outstanding share is entitled to one vote on all matters. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the meeting in person or by proxy and who abstain, including brokers holding customers' shares of record who cause abstentions to be recorded at the Special Meeting, are considered stockholders who are present and entitled to vote and they count toward the quorum. In the event that there are not sufficient votes for a quorum or to approve any proposal at the Special Meeting, the Special Meeting may be adjourned in order to permit the further solicitation of proxies.

           Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. Brokers generally are not entitled to vote matters like the proposal to Amend the Company's Restated Certificate of Incorporation (Fifth). "Broker non-votes" means the votes that could have been cast on the matter in question if the brokers had received their customers' instructions, and as to which the broker has notified the Company on a proxy form in accordance with industry practice or has otherwise advised the Company that it lacks voting authority.

           All outstanding shares of the Company's Common Stock represented by properly executed and unrevoked proxies received in the accompanying form in time for the Special Meeting will be voted. A stockholder may, with respect to the proposal to Amend the Company's Restated Certificate of Incorporation (Fifth) to increase the Company's authorized Common Stock and Preferred Stock and each other matter specified in the notice of meeting, (i) vote "FOR" the matter, (ii) vote "AGAINST" the matter or (iii) "ABSTAIN" from voting on the matter. The proposal to Amend the Company's Certificate of Incorporation requires for approval the affirmative vote of a majority of the Company's outstanding Common Stock entitled to vote at the Special Meeting. Thus, broker non-votes and abstentions will have the effect of a vote "AGAINST" the proposal.


PROPOSAL 1. APPROVAL OF AN AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF
            INCORPORATION (FIFTH)

           The Board of Directors has approved, and is recommending to the stockholders for approval at the Special Meeting, an amendment to Article Three of the Company's Restated Certificate of Incorporation (Fifth) to increase the number of shares of Common Stock which the Company is authorized to issue from 50,000,000 to 250,000,000 and to increase the number of shares of Preferred Stock which the Company is authorized to issue from 1,000,000 to 20,000,000 shares. The Board of Directors determined that this amendment is advisable and should be considered at the Special Meeting to be held December 16, 1999. The full text of the proposed amendment to the Articles of Incorporation is shown below.

PURPOSE AND EFFECT OF THE AMENDMENT

           Under the present Restated Certificate of Incorporation (Fifth), the Company has the authority to issue 50,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. As of November 5, 1999, ____________ shares of Common Stock were issued and outstanding and _________ shares of Common Stock were reserved for issuance (i) upon the exercise of the Company's stock options and (ii) upon the conversion of the Company's 5 1/2 % Convertible Subordinated Notes due 2006. As of November 5, 1999, no shares of Preferred Stock were outstanding and 30,000 shares of Preferred Stock were reserved for issuance pursuant to the Company's shareholders' rights plan. Accordingly, as of November 5, 1999, after taking into account the shares reserved for issuance, approximately __________ shares of Common Stock were available for issuance and 970,000 shares of Preferred Stock were available for issuance. The proposed amendment would provide for an additional 200,000,000 shares of Common Stock and 19,000,000 shares of Preferred Stock available for issuance.

           The additional Common Stock to be authorized by adoption of the proposed amendment would have rights identical to the currently outstanding Common Stock of the Company. The Preferred Stock may be issued by resolution of a majority of the Board of Directors then in office in one or more series with such designations, rights, preferences, privileges and restrictions, including, without limitation, dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, and such qualifications and limitations as the Board of Directors may determine. No additional stockholder approval would be required to set the terms of, or for issuance of, the Preferred Stock.

           Adoption of the proposed amendment and issuance of additional shares of Common Stock would not affect the rights of the holders of currently outstanding Common Stock, except for effects incidental to increasing the number of shares of Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. Issuance of shares of Preferred Stock could affect the rights of the holders of Common Stock if the Preferred Stock, when issued, has rights and preferences senior to the Common Stock. The holders of Common Stock do not presently have preemptive rights to subscribe for the additional shares of Common Stock and Preferred Stock proposed to be authorized. The proposed amendment would not change the par value of the Common Stock or the Preferred Stock. If the amendment is adopted, it will become effective upon filing a Certificate of Amendment to the Company's Restated Certificate of Incorporation (Fifth) with the Secretary of State of Delaware.

           The purpose of the increase in authorized shares is to provide additional shares of Common Stock and Preferred Stock that could be issued for corporate purposes without further stockholder approval, unless required by applicable law or regulation. The Board of Directors believes that it is in the best interests of the Company to have additional shares of Common Stock and Preferred Stock authorized at this time to alleviate the delay of holding a special meeting of stockholders to authorize additional shares of Common Stock or Preferred Stock when the need arises. Possible purposes for additional shares of both Common Stock and Preferred Stock include effecting acquisitions of other businesses or properties, establishing strategic relationships with other companies and securing additional financing for the operation of the Company through the issuance of additional shares or other equity-based securities. Purposes for additional shares of Common Stock also include paying stock dividends or subdividing outstanding shares through stock splits. Although the Company has discussed the possibility of declaring a stock dividend or stock split, and may determine to do so in the future, the Company has no specific plans for any such action at this time.

           The Company could also use the additional shares of Common Stock and Preferred Stock to oppose a hostile takeover attempt or delay or prevent changes of control (whether by merger, tender offer, proxy contest or assumption of control by a holder of a large block of the Company's securities) or changes in or removal of management of the Company. For example, without further stockholder approval, the Board of Directors could strategically sell shares of Common Stock or Preferred Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors. Although the Board of Directors is motivated by business and financial considerations in proposing this amendment, and not by the threat of any attempt to accumulate shares or otherwise gain control of the Company (and the Board of Directors is not currently aware of any such attempts), stockholders nevertheless should be aware that approval of the amendment could facilitate efforts by the Company to deter or prevent changes of control of the Company in the future, including transactions in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner.

AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION (FIFTH)

           If this proposal is approved, Article III(a) of the Company's Restated Certificate of Incorporation (Fifth) will be amended to state as follows:

           "(a) AUTHORIZATION. THE TOTAL NUMBER OF SHARES OF ALL CLASSES OF STOCK WHICH THE CORPORATION SHALL HAVE AUTHORITY TO ISSUE IS 270,000,000 SHARES, CONSISTING OF 20,000,000 SHARES OF PREFERRED STOCK, PAR VALUE $.01 PER SHARE (THE "PREFERRED STOCK"), AND 250,000,000 SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE (THE "COMMON STOCK")."

           and Article III(c)(1) of the Company's Restated Certificate of Incorporation (Fifth) will be amended to state as follows:

           "(1) DESIGNATION AND AMOUNT. THE DESIGNATION OF THIS CLASS OF CAPITAL STOCK SHALL BE COMMON STOCK, PAR VALUE $.01 PER SHARE ("COMMON STOCK"). THE NUMBER OF SHARES, POWERS, TERMS, CONDITIONS, DESIGNATIONS, PREFERENCES AND PRIVILEGES, RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS, AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS, SHALL BE AS SET FORTH IN THIS ARTICLE III(c). THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK IS 250,000,000. THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK MAY BE INCREASED OR DECREASED (BUT NOT BELOW THE NUMBER OF SHARES THEREOF THEN OUTSTANDING) BY THE AFFIRMATIVE VOTE OF THE HOLDERS OF THE MAJORITY OF THE STOCK OF THE CORPORATION ENTITLED TO VOTE, IRRESPECTIVE OF THE PROVISIONS OF SECTION 242(b)(2) OF THE DELAWARE GENERAL CORPORATION LAW."


                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                THE PROPOSED AMENDMENT TO THE COMPANY'S RESTATED
                      CERTIFICATE OF INCORPORATION (FIFTH)

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

           The following table sets forth information regarding the ownership of Common Stock of the Company as of October 15, 1999, unless otherwise indicated, by (i) all stockholders known by the Company to beneficially own more than five percent of the outstanding Common Stock, (ii) each of the directors, (iii) each executive officer of the Company, and (iv) all directors and executive officers of the Company as a group:

Name and Address of Beneficial Owner(1)                   Number of Shares Owned   Percent Owned
---------------------------------------                   ----------------------   -------------
Sid R. Bass and Lee M. Bass Group                               3,495,865(2)           15.1%
  201 Main Street
  Fort Worth, Texas  76201-3131

FMR Corp.                                                       2,326,207(3)            10.1%
  82 Devonshire Street
  Boston, MA  02109-3614

Equitable Companies                                             1,395,630(4)             6.0%
  Alliance Capital Management L.P.
  1290 Avenue of the Americas
  New York, New York 10104

J.P. Morgan & Co., Inc.                                         1,399,214(5)            6.0%
  60 Wall Street
  New York, New York 10260

Wellington Management Company, LLP                              2,348,170(6)            10.1%
  75 State Street, 19th Floor
  Boston, MA  02109

Directors and Executive Officers
--------------------------------

William A. Haseltine, Ph.D.                                     1,282,887(7)             5.5%
  c/o Human Genome Sciences, Inc.
  9410 Key West Avenue
  Rockville, Maryland  20850

Susan Bateson-McKay                                                20,300(8)             *
  c/o Human Genome Sciences
  9410 Key West Avenue
  Rockville, Maryland  20850

James H. Davis, Ph.D., J.D.                                        80,638(9)             *
  c/o Human Genome Sciences, Inc.
  9410 Key West Avenue
  Rockville, Maryland  20850

Jurgen Drews, M.D.                                                 4,000(10)             *
  Firnhaberstrasse 14
  D-82340 Feldafing
  Germany

Beverly Sills Greenough                                             16,250(11)             *
  211 Central Park West, #4-F
  New York, New York  10024

Robert Hormats                                                      12,750(12)             *
  c/o Goldman Sachs & Co.
  85 Broad Street
  New York, New York  10128

Max Link, Ph.D.                                                     13,000(13)             *
  Tobelhofstr, 30
  8044 Zurich, Switzerland

Arthur M. Mandell                                                   93,943(14)             *
  c/o Human Genome Sciences, Inc.
  9410 Key West Avenue
  Rockville, Maryland  20850

Steven C. Mayer                                                    110,409(15)             *
  c/o Human Genome Sciences, Inc.
  9410 Key West Avenue
  Rockville, Maryland  20850

Craig A. Rosen, Ph.D.                                              277,662(16)            1.2%
  c/o Human Genome Sciences, Inc.
  9410 Key West Avenue
  Rockville, Maryland  20850

Alan G. Spoon                                                        6,000(17)             *
  c/o The Washington Post Company
  1150 15th Street
  Washington, D.C.  20071

Laura D'Andrea Tyson                                                 2,000(18)             *
  2015 Los Angeles Avenue
  Berkeley, California 24707

James B. Wyngaarden, M.D.                                           34,500(19)             *
  3504 Stoneybrook Drive
  Durham, North Carolina  27705

All directors and executive officers as a group (13 persons)     1,954,339(20)            8.2%

-------------------------

* Percentage is less than 1% of the total number of outstanding shares of the Company's Common Stock.

(1) Except as otherwise indicated, each party has sole voting and investment power over the shares beneficially owned.

(2)        As reported on a Schedule 13G filed by Sid R. Bass and Lee
           M. Bass and 19 related and affiliated entities on February 5, 1999. In some cases the entities have sole voting and investment power over their respective shares of the Company's Common Stock; in other cases the entities share voting and/or investment power with other entities in the group.

           (3) As reported on a Schedule 13G filed by FMR Corp. and related and affiliated entities on October 4, 1999. In some cases the entities have sole voting and investment power over their respective shares of the Company's Common Stock; in other cases the entities share voting and/or investment power with other entities in the group. Excludes shares of Common Stock issuable upon exercise of conversion rights associated with Subordinated Convertibles Notes.

           (4) As reported on a Schedule 13F filed by The Equitable Companies as of August 16, 1999.

           (5) As reported on a Schedule 13G filed by J.P. Morgan & Co., Inc. February 23, 1999. Excludes shares of Common Stock issuable upon exercise of conversion rights associated with Subordinated Convertibles Notes.

           (6) As reported on a Schedule 13G filed by Wellington Management Co., LLP as of February 9, 1999.

           (7) Includes 217,000 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 15,500 shares of Common Stock owned by Dr. Haseltine's wife, as to which Dr. Haseltine disclaims beneficial ownership, and 523,000 shares of Common Stock issuable upon exercise of options held that are not exercisable within 60 days.

           (8) Includes 20,300 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 25,700 shares of Common Stock issuable upon exercise of options held that are not exercisable within 60 days.

           (9) Includes 80,638 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 114,362 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

           (10) Includes 4,000 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 10,000 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

           (11) Includes 15,250 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 2,000 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

           (12) Includes 10,750 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 6,500 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

           (13) Includes 6,250 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 4,250 shares of Common Stock issuable upon exercise of options held that are not exercisable within 60 days.

           (14) Includes 93,943 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 101,057 shares of Common Stock issuable upon exercise of options held that are not exercisable within 60 days.

           (15) Includes 110,409 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 99,591 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

           (16) Includes 148,783 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Also includes 32,000 shares of Common Stock held in trust for Dr. Rosen's minor children, as to which Dr. Rosen disclaims beneficial ownership. Does not include 135,739 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

           (17) Includes 4,000 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 10,000 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

           (18) Includes 2,000 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 10,000 shares of Common Stock issuable upon exercise that are not exercisable within 60 days.

           (19) Includes 34,000 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 2,000 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

           (20) Includes 747,323 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 1,044,199 shares issuable upon exercise of options that are not exercisable within 60 days.

OTHER MATTERS

           The Board of Directors knows of no additional matters that will be presented for consideration at the Special Meeting. Execution of a proxy, however, confers on the designated proxyholders the discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Special Meeting or any adjournment thereof. Proxies solicited hereby will be tabulated by inspectors of election designated by the Board of Directors.

                                     By Order of the Board of Directors,



                                     JAMES H. DAVIS,  Secretary
November 12, 1999


           THE BOARD OF DIRECTORS HOPES THAT YOU WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE PROMPTLY. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR OWN SHARES.

                           HUMAN GENOME SCIENCES, INC.
           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
         SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 16, 1999

           The undersigned hereby appoints WILLIAM A. HASELTINE, Ph.D., and JAMES H. DAVIS, Ph.D., J.D., and each of them, with full power of substitution to each, as attorneys and proxies of the undersigned, to vote all shares which the undersigned is entitled to vote at the Special Meeting of Stockholders of Human Genome Sciences, Inc. (the "Company") to be held at the Marriott Hotels & Resorts, Washingtonian Center, 9751 Washingtonian Boulevard, Gaithersburg, Maryland 20878, on December 16, 1999, at 9:00 a.m., local time, and at any adjournments thereof, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY SENDING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY DELIVERING TO THE COMPANY A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE PERSON(S) SIGNING IT. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

                            (CONTINUED ON OTHER SIDE)

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         SPECIAL MEETING OF STOCKHOLDERS
                           HUMAN GENOME SCIENCES, INC.

                                DECEMBER 16, 1999





              \/ Please Detach and Mail in the Envelope Provided \/
--------------------------------------------------------------------------------
[X]     Please mark your
        vote as in this
        example

MANAGEMENT RECOMMENDS A VOTE "FOR" PROPOSAL 1.                        FOR       AGAINST     ABSTAIN

                1.   Amendment of the Company's Restated              [ ]         [ ]         [ ]
                     Certificate of Incorporation (FIFTH)
                     to increase the number of authorized shares.

                2. To act upon such other matters which may properly come before the Special Meeting or any adjournments thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the stockholder. If no direction is made, this proxy will be voted "FOR" Proposal 1.

The undersigned hereby acknowledges receipt of a copy of the Company's Notice of Special Meeting and Proxy Statement relating to such Special Meeting. The undersigned revokes all proxies heretofore given for said Special Meeting or any adjournment(s) thereof.

Please sign, date and promptly return this Proxy in the enclosed envelope. No postage is required if mailed within the United States.

Signature(s)________________________________________  Date _____________________

Note: Please sign exactly as your name appears hereon. If the shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should give their full titles. If a signatory is a corporation, please give the full corporate name and have a duly authorized officer sign, stating his or her title. If a signatory is a partnership, please sign in partnership name by an authorized person.